NODE NEXUS SOFTWARE LICENSE AGREEMENT

This Software License Agreement (the “Agreement”) is entered into between Node Nexus Co. LLC, a corporation organized under the laws of Dubai and the United Arab Emirates (“Vendor”) and Spectral Capital Corporation, a Nevada corporation (“Licensee”), and describes the terms under which Licensee may sell licenses to and use certain Vendor software products during the time period beginning on July 23, 2024 and ending 12 months thereafter (the “Pre-Closing Period” or “Evaluation Period”).

The parties hereby agree as follows:

1)License Grant; Ownership of the Software.

a)License Grant. Vendor hereby grants to Licensee an exclusive, transferable license during the Pre-Closing Period to use the Vendor’s software provided by Vendor to Licensee as further described in Exhibit A attached hereto (the “Software”) for purposes of allowing Licensee the ability to sell licenses to the Software during the Pre-Closing Period and subject to all the terms and conditions of this Agreement.

b)Restrictions. Licensee may distribute and sublicense the Software subject to the terms and conditions of this Agreement. Licensee may not decompile or reverse engineer the Software, except to the extent that such a restriction is impermissible under applicable law.

c)Ownership. Nothing in this Agreement transfers or assigns any rights in the Software to Licensee. The only license granted to Licensee under this Agreement is the express license set forth in Section 1(a), and no other licenses are granted, whether by implication, estoppel, or otherwise. Vendor retains all right, title and interest in and to the Software, including any intellectual property rights therein and thereto.

d)Open Source Software. The Software contains certain third-party components. Licensee’s use of such components in accordance with this Agreement is permitted, but Licensee may also have broader rights under the applicable third party license terms. Nothing in this Agreement is intended to impose a restriction on Licensee’s exercise of any such broader rights.

2)Evaluation Version. The Software is an early version and has not yet been widely commercially released. It is likely that the Software contains errors. If Licensee is unwilling to accept the risk of such errors, Licensee should not use the Software or sublicense it. Licensee is solely responsible for Licensee’s use of the Software, including sales and sublicenses and Licensee provides Vendor with an indemnity for third-party claims arising from Licensee’s use of and resales of the Software as more fully set forth in Section 7.

3)Support. Vendor is not obligated to provide any customer support or technical support under this Agreement, except as provided in Exhibit A attached hereto.

4)Confidentiality.

a)Definition. “Confidential Information” means (i) the Software, (ii) the output of the Software, and (iii) any information provided by Vendor to Licensee that is marked as confidential or that a reasonable person would understand to be confidential, in light of the nature of the information and the circumstances of disclosure, including information about Vendor’s present or future products, services, plans, prices, or customers. Notwithstanding the foregoing sentence, Confidential Information does not include information that (a) is or becomes publicly known through no fault of Licensee, (b) is provided to Licensee by a third party without breach of any obligations of confidentiality, or (c) that is independently developed by Licensee without reference to or use of the Confidential Information.

b)Restrictions on Use and Disclosure. During the Pre-Closing Period and for three years thereafter, (i) Licensee will not use Confidential Information for any purpose except to evaluate and sell or sublicense the Software, (ii) Licensee will take reasonable care to protect the Confidential Information and keep it confidential, and (iii) Licensee will not disclose Vendor’s Confidential Information to any third party, unless such disclosure is required by law and Licensee give reasonable notice to Vendor of such legal requirement before any such disclosure.

c)Return of Materials. At the conclusion of the Pre-Closing Period or upon Vendor’s request, Licensee will return to Vendor, or destroy and confirm such to destruction in writing to Vendor, all copies of all Confidential Information in Licensee’s possession or control, including all copies of the Software.

5)Term and Termination. This Agreement will be effective beginning on the first day of the Pre-Closing Period and ending on the last day of the Pre-Closing Period, unless earlier terminated, including by the completion of the Share Exchange Agreement as amended and entered into between the Vendor and Licensee among others (“Exchange Agreement”). Either party may terminate this Agreement at any time for any reason or no reason by providing written notice to the other party at the address of such party set forth in the preamble of this Agreement. Sections 3 through 9 will survive the termination of this Agreement.

6)Feedback. During the Pre-Closing Period, it is anticipated that Licensee will provide Vendor with bug reports, reviews, suggestions for new features, services, or products, or other data, ideas, or information related to the performance, reliability, usability, features, deployment, or improvement of Vendor products and services including the Software (“Feedback”). Licensee hereby grants Vendor a nonexclusive, perpetual, irrevocable, transferrable, sublicensable, worldwide license to exploit the Feedback in any manner, including to improve Vendor’s commercial products and services.

7)No Warranty. VENDOR DOES NOT REPRESENT OR WARRANT THAT THE SOFTWARE WILL FUNCTION CORRECTLY, SECURELY, SAFELY, OR IN ANY PARTICULAR MANNER. THE SOFTWARE IS PROVIDED “AS IS,” AND VENDOR HEREBY DISCLAIMS ALL WARRANTIES AND CONDITIONS OF ANY KIND, WHETHER EXPRESS, IMPLIED, OR STATUTORY, INCLUDING BUT NOT LIMITED TO THE IMPLIED WARRANTIES OF MERCHANTABILITY, NONINFRINGEMENT, AND FITNESS FOR A PARTICULAR PURPOSE. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, VENDOR EXPRESSLY DOES NOT REPRESENT OR WARRANT THAT THIS EVALUATION VERSION OF THE SOFTWARE IS CAPABLE OF SAFE AUTONOMOUS OPERATION OF A MOTOR VEHICLE, OR THAT SUCH USE WOULD COMPLY WITH APPLICABLE LAWS IN THE LICENSEE’S JURISDICTION.

8)Indemnity. Licensee will indemnify Vendor for any costs, losses, damage, and expenses (including reasonable attorneys’ fees) arising out of a third-party claim or allegation related to Licensee’s use of the Software, except to the extent alleging that the Software violates or misappropriates the intellectual property rights of such third party.

9)Compliance with Law. Licensee will comply with all applicable laws with respect to Licensee’s use and possession of the Software including the laws of the United States related to export control and sanctions compliance.

10)Limitation of Liability. UNDER NO CIRCUMSTANCES, INCLUDING NEGLIGENCE, WILL VENDOR OR ITS OFFICERS, DIRECTORS, LICENSORS OR SUPPLIERS BE LIABLE TO LICENSEE FOR ANY INDIRECT, INCIDENTAL, EXEMPLARY, PUNITIVE, SPECIAL OR CONSEQUENTIAL DAMAGES, HOWEVER CAUSED AND UNDER ANY THEORY OF LIABILITY, EVEN IF VENDOR HAS BEEN INFORMED OF THE POSSIBILITY OF SUCH DAMAGES. IN NO EVENT WILL VENDOR’S AGGREGATE LIABILITY TO LICENSEE EXCEED ONE HUNDRED U.S. DOLLARS. BUT FOR THE LIMITATIONS IN THIS SECTION 8, VENDOR WOULD NOT PROVIDE AN EVALUATION VERSION OF THE SOFTWARE TO LICENSEE UNDER THESE TERMS, AND THE LIMITATIONS IN THIS SECTION REPRESENT AN INTENTIONAL AND AGREED ALLOCATION OF RISK BETWEEN THE PARTIES.

11)General Provisions. This Agreement constitutes the entire agreement between Licensee and Vendor with respect to the Software and completely supersedes and replaces any previous agreement entered into between the parties, including without limitation any non-disclosure or confidential information agreement. No amendment or modification of this Agreement will be valid or binding unless made in writing and signed by both parties. In the event that a portion of this Agreement is held unenforceable, the unenforceable portion will be construed in accordance with applicable law as nearly as possible to reflect the original intentions of the parties, and the remainder of the Agreement will remain in full force and effect. Failure to strictly enforce any provision of this Agreement will not be construed as a waiver of any provision or right, and waiver by either party of a breach of any provision of this Agreement or the failure by either party to exercise any right hereunder shall not operate or be construed as a waiver of any subsequent breach of that right or as a waiver of any other right. Licensee may not assign this Agreement or any of its rights or obligations under this Agreement without the prior written consent of Vendor, and any such attempted assignment will be void. The laws of the State of Nevada (excluding its choice of law rules) will govern this Agreement, and each party hereby consents to exclusive personal jurisdiction in the state and federal courts located in Clark County, Nevada for any actions arising out of this Agreement or relating to Licensee’s use of the Software.

IN WITNESS WHEREOF, the parties hereby execute this Agreement, effective as of the first day of the Pre-Closing Period.

LICENSEE		VENDOR

SPECTRAL CAPITAL CORPORATION		NODE NEXUS CO. LLC

Signature:		Signature:

Printed Name:	Jenifer Osterwalder	Printed Name:	Sean Michael Brehm

Title:	President & CEO	Title:	Chairman

EXHIBIT A

Scope of License:

Licensee is permitted to resell and sublicense, for a period not to exceed 12 months, and under the Vendor’s standard form of license agreement, the Software, which is described below under the heading Software. The revenue from such resales and sublicenses will inure to the benefit of the Licensee and any obligations for support, installation or otherwise, will be the sole obligation of the Licensee.

Software:

The Software consists of the intellectual property that has currently been evaluated by the Licensee and is known and identified as:

Distributed Quantum Ledger Database Technology (DQ-LDB) technologies involved with data processing, storage and security as embodied in the Vogon Quantum Ledger Product.

Decentralized Infrastructure software associated with data collection, processing and security of data as provided to the Licensee.

Decentralized Cloud and Distributed Cloud Solutions as provided to the Licensee.

Artificial Intelligence technologies involved with data integrity and security as provided to the Licensee.

Support:

The Vendor agrees to provide support, including consulting, installation and debugging services at an hourly fee of $400 per hour to Licensee or its customers. The Vendor agrees that it will enter into an appropriate service level agreement with Licensee based on the demands of any particular customer to be negotiated in good faith between the parties. In the absence of such an agreement, the Vendor agrees to maintain access to the Software at a service level consistent with the standards of global enterprise level organizations for similar software.